Exhibit 5.1

OPINION AND CONSENT OF BRUNSON CHANDLER & JONES, PLLC

August 26, 2025

Kindly MD, Inc.

5097 South 900 East, Suite 100

Salt Lake City, UT 84117

Re:	Kindly MD, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 under the Securities Act of 1933, filed on August 26, 2025 (the “Registration Statement”), filed by Kindly MD, Inc., a Utah corporation (the “Company”) with the Securities and Exchange Commission (as filed and as it may be subsequently amended, the “Registration Statement”). The Registration Statement relates to the filing of two prospectuses to register the Company’s Securities (as defined below) including: (i) a base prospectus (the “Base Prospectus”) that covers the offer and sale from time to time of shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), preferred stock, debt securities, warrants, rights, purchase contracts or units, or any combination thereof (the “Securities”), in one or more offerings in amounts, at prices and on terms that the Company shall determine at the time of the offering; (ii) an “at the market offering” prospectus (the “ATM Shares Prospectus”) covering the offering, issuance and sale by the Company of up to $5,000,000,000 of the Company’s Common Stock (the “ATM Shares”) that may be issued and sold by the Company from time to time under the Sales Agreement dated August 26, 2025 (the “Sales Agreement”) with TD Securities (USA) LLC, Cantor Fitzgerald & Co., B. Riley Securities, Inc., The Benchmark Company, LLC, Canaccord Genuity LLC, Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, Craig-Hallum Capital Group LLC, Needham & Company, LLC and Yorkville Securities, LLC (the “Sales Agents”); and (iii) a resale prospectus (the “Selling Stockholder Prospectus”) covering the registration for resale of up to 3,000,000 shares of Common Stock (the “Resale Shares”) held by the selling stockholder identified in the Selling Stockholder Prospectus.

The Base Prospectus and the ATM Shares Prospectus (together referred to herein as the “Prospectuses”) that form part of the Registration Statement provide that they will be supplemented by one or more prospectus supplements (each a “Prospectus Supplement”) in connection with the registration of Securities.

The Registration Statement, including the Base Prospectus as supplemented from time-to-time by one or more Prospectus Supplements, covers the offering and issuance by the Company of:

(a)	shares of Common Stock;

(b)	shares of preferred stock (the “Preferred Stock”);

(c)	debt securities (the “Debt Securities”);

(d)	warrants to purchase Common Stock (the “Warrants”);

(e)	rights to purchase our Securities (the “Rights”);

(f)	purchase contracts (the “Purchase Contracts”);

(g)	units comprised of any combination of one or more of our Securities in any combination (the “Units”);.

(h)	the ATM shares; and

(i)	the Resale Shares.

The Securities may be issued and sold or delivered, from time-to-time on a delayed or continuous basis pursuant to the applicable provisions of Rule 415 under the Securities Act, in amounts, at prices, and on terms to be determined in light of market conditions at the time of sale, and as set forth in the Registration Statement, the Prospectuses, and the applicable Prospectus Supplement. The Registration Statement provides that the Securities registered in the Base Prospectus may be offered separately or together, in separate series, in amounts, at prices, and on particular terms to be set forth in one or more Prospectus Supplements.

The $5,000,000,000 of the Company’s ATM Shares being registered in the ATM Shares Prospectus will be sold in accordance with the terms of Sales Agreement with the Sales Agents.

Assumptions

In rendering the opinion expressed below, we have assumed, with your permission and without independent verification or investigation:

1. That all signatures on documents we have examined in connection herewith are genuine and that all items submitted to us as original are authentic and all items submitted to us as copies conform with originals;

2. Except for the documents stated herein, there are no documents or agreements between the Company and/or any third parties which would expand or otherwise modify the respective rights and obligations of the parties as set forth in the documents referred to herein or which would have an effect on the opinion;

3. That as to all factual matters, each of the representations and warranties contained in the documents referred to herein is true, accurate and complete in all material respects, and the opinion expressed herein is given in reliance thereon.

We have examined the following documents in connection with this matter:

1.	The Company’s Articles of Incorporation, as amended;

2.	The Company’s Bylaws, as amended;

3.	The Sales Agreement;

4.	The Registration Statement;

5.	The Prospectuses included in the Registration Statement; and

6.	Unanimous Consents of the Company’s Board of Directors.

We have also examined various other documents, books, records, instruments and certificates of public officials, directors, executive officers and agents of the Company, and have made such investigations as we have deemed reasonable, necessary or prudent under the circumstances. Also, in rendering this opinion, we have reviewed various statutes and judicial precedent as we have deemed relevant or necessary.

Conclusions

Based upon our examination mentioned above, and relying on the statements of fact contained in the documents that we have examined, we are of the following opinions:

1.	Kindly MD, Inc. is a corporation duly organized and validly existing under the laws of the State of Utah.

2.	The Common Stock to be sold by the Company, including any Common Stock duly issued upon the exercise of any warrants, rights or purchase contracts, conversion of any preferred stock or debt securities, including any Warrants, Rights, Purchase Contracts, Preferred Stock or Debt Securities offered and issued under the Registration Statement, upon issuance and delivery of certificates (or book-entry notation) against payment therefor as set forth in the Registration Statement, Base Prospectus, and a Prospectus Supplement will be validly issued, fully paid, and non-assessable.

3.	The Warrants, upon issuance and delivery of certificates (or book-entry notation) against payment therefor as set forth in the Registration Statement, Base Prospectus, and a Prospectus Supplement, will constitute valid and legally binding obligations of the Company.

4.	The Preferred Stock, upon issuance and delivery of certificates (or book-entry notation) against payment therefor as set forth in the Registration Statement, Base Prospectus, and a Prospectus Supplement, will constitute valid and legally binding obligations of the Company.

5.	The Debt Securities, upon issuance and delivery of certificates (or book-entry notation) against payment therefor as set forth in the Registration Statement, Base Prospectus, and a Prospectus Supplement, will constitute valid and legally binding obligations of the Company.

6.	The Warrants, upon issuance and delivery of certificates (or book-entry notation) against payment therefor as set forth in the Registration Statement, Base Prospectus, and a Prospectus Supplement, will constitute valid and legally binding obligations of the Company.

7.	The Rights to purchase our Securities, upon issuance and delivery of certificates (or book-entry notation) against payment therefor as set forth in the Registration Statement, Base Prospectus, and a Prospectus Supplement, will constitute valid and legally binding obligations of the Company.

8.	The Purchase Contracts, upon issuance and delivery of certificates (or book-entry notation) against payment therefor as set forth in the Registration Statement, Base Prospectus, and a Prospectus Supplement, will constitute valid and legally binding obligations of the Company.

9.	The Units, upon issuance and delivery of certificates (or book-entry notation) against payment therefor as set forth in the Registration Statement, Base Prospectus, and a Prospectus Supplement, will constitute valid and legally binding obligations of the Company.

10.	The ATM Shares have been duly authorized, and, when issued in accordance with the terms of the Sales Agreement and as provided in the Registration Statement and the ATM Shares Prospectus, will be validly issued, fully paid, and nonassessable.

11.	The Resale Shares are validly issued, fully paid, and nonassessable.

The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. We expressly disclaim any obligation to update our opinions herein, regardless of whether changes in the facts or laws upon which this opinion are based come to our attention after the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the reference to our firm in the Prospectus in the Registration Statement, and each Prospectus Supplement, under the caption “Legal Matters.” In providing this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, including Item 509 of Regulation S-K.

Very truly yours,

/s/ Brunson Chandler & Jones, PLLC

BRUNSON CHANDLER & JONES, PLLC

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